UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 26, 2016 (May 20, 2016)

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-198305	47-1436295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Limited Partnership Agreement

On May 20, 2016, Moody National REIT II, Inc. (the “Company”) entered into the Amended and Restated Limited Partnership Agreement (the “Amended Operating Partnership Agreement”) of Moody National Operating Partnership II, LP (the “Operating Partnership”), with Moody OP Holdings II, LLC and Moody National LPOP II, LLC. The Amended Operating Partnership Agreement amends and restates the Limited Partnership Agreement of Moody National Operating Partnership II, LP, entered into on August 15, 2014, by and among the Company, Moody OP Holdings II, LLC and Moody National LPOP II, LLC in connection with the granting of OP Units to certain TIC Owners in connection with the acquisition of the Springhill Suites Seattle (as such terms are defined below), and to make other revisions thereto. Under the Amended Operating Partnership Agreement, the Company remains the sole general partner of the Operating Partnership and has the exclusive power to manage and conduct the business of the Operating Partnership.

The Amended Operating Partnership Agreement provides, among other things, that the limited partners will generally have the right to cause the Operating Partnership to redeem all or a portion of their limited partnership units for, at the sole discretion of the Company, cash, shares of the Company’s common stock, or a combination of both. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of the Company’s common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in the Company’s charter.

The Amended Operating Partnership Agreement further provides that, subject to the foregoing, limited partners may exercise their redemption rights only with respect to limited partnership units that they have held for at least one year. A limited partner may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for fewer than 1,000 limited partnership units, unless such limited partner holds fewer than 1,000 limited partnership units, in which case, if such limited partner chooses to exercise its redemption right, it must exercise its redemption right for all of its limited partnership units.

With certain exceptions, limited partners may not transfer their limited partnership units, in whole or in part, without the Company’s written consent as general partner of the Operating Partnership.

The foregoing summary of the Amended Operating Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Operating Partnership Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Agreements Related to Springhill Suites Seattle

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Property Acquisition

As previously disclosed, on January 28, 2016, Moody National Companies L.P. (“Moody LP”) assigned to the Company all of Moody LP’s rights to and interests in the Agreement of Purchase and Sale, dated as of October 26, 2015 (the “Purchase Agreement”), for the acquisition of a hotel property located in Seattle, Washington commonly known as the Springhill Suites Seattle Downtown (the “Springhill Suites Seattle”) from the current tenant-in-common owners of the Springhill Suites Seattle (the “TIC Owners”) and an affiliate of the Company’s advisor (collectively with the TIC Owners, the “Sellers”) for an aggregate purchase price of $74,100,000, excluding acquisition and other costs. Pursuant to the Purchase Agreement, the Sellers were entitled to elect to receive cash and/or common partnership units (“OP Units”) in the Operating Partnership. On May 24, 2016, the Company assigned all of its rights and interests in and to the Purchase Agreement to Moody National Yale-Seattle Holding, LLC, a wholly-owned subsidiary of the Operating Partnership (“Moody Holding”).

2

On May 24, 2016, Moody Holding acquired fee simple title to the Springhill Suites Seattle from the Sellers for an aggregate purchase of approximately $74,100,000 to the Sellers. Two of the TIC Owners received a total of approximately 18,000 OP Units, with an aggregate value of approximately $450,540 (based on a per OP Unit price of $25.03). The 18,000 OP Units issued to the TIC Owners represent approximately 1.22% of the total issued and outstanding OP Units of the Operating Partnership. The OP Units were issued in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Company financed the cash portion of the purchase price of the Springhill Suites Seattle with (1) a portion of the proceeds from the Company’s initial public offering and (2) the proceeds of a mortgage loan secured by the Springhill Suites Seattle with an aggregate initial principal balance of $56,250,000 (the “Property Loan”) from KeyBank National Association (the “Lender”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Property Loan. In connection with the acquisition of the Springhill Suites Seattle, the Company’s advisor earned an acquisition fee of $1,111,500 and a debt financing fee of $562,500.

The Springhill Suites Seattle is a select-service hotel consisting of 234 guest rooms. Located on the southeast corner of Stewart Street and Yale Avenue in downtown Seattle, the Springhill Suites Seattle sits in one of the city’s major transportation routes with ready access to the corporate headquarters of Amazon, Microsoft, Nordstrom and REI. The Springhill Suites Seattle is also located near Puget Sound and is walking distance to the Seattle Space Needle.

Leasing and Management of the Property

Moody Holding leases the Springhill Suites Seattle to Moody National Yale-Seattle MT, LLC, an indirect, wholly-owned subsidiary of the Operating Partnership (the “Master Tenant”) pursuant to a Hotel Lease Agreement between Moody Holding and the Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term; provided, however, that Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to the Master Tenant in the event that Moody Holding contracts to sell the Springhill Suites Seattle to a non-affiliated entity, effective upon the consummation of such a sale of the Springhill Suites Seattle. Pursuant to the Hotel Lease, the Master Tenant will pay an annual base rent of $6,600,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by the Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, the Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a percentage of the Springhill Suites Seattle’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

The Master Tenant is party to a Relicensing Franchise Agreement (the “Franchise Agreement”) with Marriott International, Inc. (“Marriott”) pursuant to which Marriott has granted the Master Tenant a limited, non-exclusive license to establish and operate the Springhill Suites Seattle using the “Springhill Suites” name and brand and certain other proprietary marks and systems. The Franchise Agreement expires on November 2, 2026 but may be extended, by amendment and subject to certain conditions, to May 24, 2031. Pursuant to the Franchise Agreement, the Master Tenant pays Marriott a monthly program fee equal to 5.5% of the Springhill Suites Seattle’s gross room revenues (as defined in the Franchise Agreement) and a monthly marketing fee equal to 2.5% of the Springhill Suites Seattle’s gross room revenues.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Springhill Suites Seattle pursuant to a Hotel Management Agreement between the Property Manager and the Master Tenant (the “Management Agreement”). Pursuant to the Management Agreement, the Master Tenant pays the Property Manager a monthly base management fee in an amount equal to 4.0% of the Springhill Suites Seattle’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will also receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless the Property Manager or the Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. The Master Tenant may terminate the Management Agreement upon (1) a material breach, default, or noncompliance by the Property Manager under the Management Agreement, (2) the operation of the Springhill Suites Seattle by the Property Manager in such a manner as to cause Marriott to require the removal of the Property Manager as the operator of the Springhill Suites Seattle or to give notice to the Master Tenant of its intent to terminate the Franchise Agreement, or (3) the Property Manager’s bankruptcy, dissolution, insolvency or liquidation or general assignment for the benefit of creditors, subject to cure provisions as described in the Management Agreement. In the event that the Master Tenant terminates the Management Agreement for any reason other than the foregoing, the Master Tenant will pay the Property Manager a termination fee equal to the base management fee estimated to be earned by the Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, the Master Tenant may terminate the Management Agreement at any time upon 30 days prior notice with or without cause, and no termination fee will be paid in connection with such termination if such termination fee is not permitted under the terms of the Property Loan documents.

3

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Property Loan

In connection with the acquisition of the Springhill Suites Seattle, Moody Holding borrowed $56,250,000 from the Lender pursuant to the Property Loan. The Property Loan is evidenced by a promissory note issued pursuant to a Loan Agreement (the “Loan Agreement”).

The Property Loan is a short-term financing facility and, upon closing of the Property Loan, Moody Holding paid the lender a commitment fee of 0.75% of the amount borrowed, or $421,875. The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Property Loan are due and payable in full on February 23, 2017 (the “Maturity Date”), unless extended pursuant to the terms of the Loan Agreement. Prior to or upon the maturity of the Property Loan, the Company intends to obtain long-term financing with respect to the Property. Interest on the outstanding principal balance of the Property Loan accrues at a rate (the “LIBOR Rate”) equal to LIBOR for the applicable Interest Period, plus either 3.75% or 4.75%, depending on the then-current Loan to Value Ratio, as such terms are defined in the Loan Agreement. If a LIBOR Rate is unavailable pursuant to the terms of the Loan Agreement, then the Property Loan will accrue interest at a rate (the “Base Rate”) equal to (a) the greater of (i) the Lender’s “prime rate,” (ii) one-month LIBOR plus 1% per annum or (iii) 0.5% above the Federal Funds Effective Rate plus (b) either 2.75% or 3.75%, depending on the then-current Loan to Value Ratio, as such terms are defined in the Loan Agreement. In addition, the Company will pay to the Lender $2,800,000 on each of July 1, 2016, August 1, 2016 and September 1, 2016, and an estimated payment of $3,390,000 on October 1, 2016. Notwithstanding the payments described in the preceding sentence, monthly payments on the Property Loan are for interest only; provided, however, that Moody Holding may be required to prepay principal of the Property Loan if certain Debt-Yield or Debt Service Coverage targets, as such terms are defined in the Loan Agreement, are not met. To hedge against changes in LIBOR, Moody Holding also entered into a one-year interest rate cap agreement with a notional amount of $56,250,000. If an event of default occurs, the Property Loan will accrue interest for the remainder of the then-current Interest Period at a rate that is the lesser of the maximum rate allowed by law or 5% above the LIBOR Rate or Base Rate, as applicable, then in effect. If such event of default continues after the end of the then-current Interest Period, then the Property Loan will accrue interest at a rate that is the lesser of the maximum rate allowed by law or 5% above the Base Rate.

Moody Holding may, upon at least three business days prior written notice to the Lender, prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part), but such prepayment may be subject to certain additional exit fees and interest payments.

The performance of the obligations of Moody Holding under the Property Loan is secured by, among other things, a security interest in the Springhill Suites Seattle and other collateral granted to the Lender pursuant to a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing. Pursuant to certain Guarantees, the Company and other parties have agreed to irrevocably and unconditionally guarantee the prompt and unconditional payment to the Lender and its successors and assigns of all obligations and liabilities of Moody Holding for which Moody Holding may be personally liable pursuant to the Loan Agreement.

Pursuant to an Environmental Indemnity Agreement (the “Environmental Indemnity”), Moody Holdings and the Company (collectively, the “Indemnitors”) have agreed to jointly and severally indemnify and hold harmless the Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that the Lender may suffer or incur as a result of, among other things, (1) any presence of any hazardous substances at the Springhill Suites Seattle or release of hazardous substances from the Springhill Suites Seattle, (2) any activity by the Indemnitors or their respective affiliates or any tenant or occupant of the Springhill Suites Seattle in connection with any treatment, storage, release, removal, handling, transfer or transportation to or from the Springhill Suites Seattle of any hazardous substances, (3) any non-compliance or violations of any environmental laws or permits in connection with the Springhill Suites Seattle or its operations, and (4) any breach by the Indemntitors of any representation, warranty, covenant or other obligation relating to environmental laws or hazardous substances under the Environmental Indemnity or any other related loan document.

4

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP

10.2	Assignment and Assumption of Agreement of Purchase and Sale, date May 24, 2016

10.3	Hotel Lease Agreement, effective May 24, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC

10.4	Hotel Management Agreement, effective May 24, 2016, between Moody National Yale-Seattle MT, LLC and Moody National Hospitality Management, LLC

10.5	Promissory Note, dated May 24, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association

10.6	Loan Agreement, dated as of May 24, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association

10.7	Guaranty of Recourse Obligations Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.8	Guaranty of Payment Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.9	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 24, 2016, by and among Moody National Yale-Seattle Holdings, LLC, Old Republic Title, Ltd. And KeyBank National Association

10.10	Environmental Indemnity Agreement, made as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.11	Relicensing Franchise Agreement, dated as of May 24, 2016, between Marriott International, Inc. and Moody National Yale-Seattle MT, LLC

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP

10.2	Assignment and Assumption of Agreement of Purchase and Sale, date May 24, 2016

10.3	Hotel Lease Agreement, effective May 24, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC

10.4	Hotel Management Agreement, effective May 24, 2016, between Moody National Yale-Seattle MT, LLC and Moody National Hospitality Management, LLC

10.5	Promissory Note, dated May 24, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association

10.6	Loan Agreement, dated as of May 24, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association

10.7	Guaranty of Recourse Obligations Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.8	Guaranty of Payment Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.9	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 24, 2016, by and among Moody National Yale-Seattle Holdings, LLC, Old Republic Title, Ltd. And KeyBank National Association

10.10	Environmental Indemnity Agreement, made as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association

10.11	Relicensing Franchise Agreement, dated as of May 24, 2016, between Marriott International, Inc. and Moody National Yale-Seattle MT, LLC